Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
On December 14, 2009, Cavium Networks, Inc. (the “Company”) completed the acquisition of MontaVista Software, Inc. (“MontaVista”) pursuant to the Agreement and Plan of Merger and Reorganization dated November 6, 2009, as amended by the Amendment No. 1 to the Agreement and Plan of Merger and Reorganization dated December 14, 2009 (the “Merger Agreement”). On December 23, 2008, the Company completed the acquisition of W&W Communications, Inc. (“W&W”) pursuant to the Agreement and Plan of Merger and Reorganization (“Agreement”) dated November 19, 2008. On August 1, 2008, the Company completed the acquisition of Star Semiconductor Corporation (“Star”), a Taiwan-based company, pursuant to the Asset Purchase Agreement dated July 15, 2008.
The unaudited pro forma combined condensed balance sheet as of September 30, 2009 is presented as if the acquisition of MontaVista had occurred on September 30, 2009. The unaudited pro forma combined condensed statements of operations are presented as if the acquisitions of MontaVista, Star and W&W had occurred on January 1, 2008 with recurring merger-related adjustments reflected in each of the periods presented.
The acquisitions have been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase consideration of the acquisitions were allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets acquired and liabilities assumed were recorded as goodwill. Determination of the MontaVista purchase price and allocations of the MontaVista purchase price used in the unaudited pro forma combined condensed financial statements are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as the Company finalizes the valuations of the net tangible assets and intangible assets acquired and liabilities assumed. Any change could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.
The unaudited pro forma combined condensed statements of operations do not reflect nonrecurring charges resulting from the acquisition transactions.
The unaudited pro forma combined condensed financial statements are for information purposes only and do not purport to represent what the Company’s actual results would have been if the acquisitions had been completed as of the date indicated above or that may be achieved in the future. The unaudited pro forma combined condensed statement of operations does not include the effects of any cost savings from operating efficiencies and synergies that may result from the acquisitions.
The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 2, 2009, as well as Star’s and W&W’s historical financial statements included in the Current Reports on Form 8-K/A filed on October 17, 2008 and March 5, 2009, respectively, and MontaVista’s historical financial statements for the year ended December 31, 2008 and for the nine-month period ended September 30, 2009 included as Exhibit 99.1 and 99.2 in this Current Report on Form 8-K/A.

CAVIUM NETWORKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(in thousands)

	Historical
	As of September 30, 2009		Pro Forma		Pro Forma
	Cavium	Monta Vista	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$70,693	$9,440	$(10,978	)(a)	$69,155
Accounts receivable, net	11,717	2,808	—		14,525
Accounts receivable, related party	—	369	—		369
Inventories	18,313	—	—		18,313
Prepaid expenses and other current assets	2,941	1,082	—		4,023

Total current assets	103,664	13,699	(10,978)		106,385
Property and equipment, net	8,404	791	—		9,195
Intangible assets, net	13,120	—	14,840	(b)	27,960
Goodwill	13,027	—	31,724	(b)	44,751
Other assets	433	806	—		1,239

Total assets	$138,648	$15,296	$35,586		$189,530

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$7,102	$1,584	$—		$8,686
Accrued expenses and other current liabilities	3,081	3,492	7,500	(c)	14,073
Deferred revenue	1,444	13,511	(7,343	)(d)	7,612
Bank line of credit	—	5,062	—		5,062
Capital lease and technology license obligations, current	2,886	94	—		2,980

Total current liabilities	14,513	23,743	157		38,413
Deferred revenue, long-term	—	539	(539	)(d)	—

Capital lease and technology license obligations, net of current	449	186	—		635
Warrants issued on financing arrangement	—	14	(14	)(e)	—
Other non-current liabilities	1,665	—	—		1,665

Total liabilities	16,627	24,482	(396)		40,713

Redeemable convertible preferred stock	—	73,215	(73,215	)(f)	—

Stockholders’ equity (deficit)
Common stock	42	28	(26	)(f)(g)	44
Additional paid-in capital	196,069	29,922	4,372	(f)(g)	230,363
Accumulated comprehensive loss	—	(906)	906	(f)	—
Accumulated deficit	(74,090)	(111,445)	103,945	(c)(f)	(81,590)

Total stockholders’ equity (deficit)	122,021	(82,401)	109,197		148,817

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$138,648	$15,296	$35,586		$189,530

CAVIUM NETWORKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008
(in thousands, except per share data)

	Historical						Historical
	For the	For the	For the
	twelve	seven	period from				For the
	months	months	January 1, 2008				twelve
	ended	ended	to	Pro forma			months	Pro forma
	December 31,	August 1,	December 23,	Adjustments			ended December 31,	Adjustments
	2008	2008	2008	for		Sub total	2008	for		Pro forma
				Star and
				W&W				Monta Vista
	Cavium	Star US$ (i)	W&W	acquisitions			Monta Vista	acquisition		Combined
Net revenue	$86,609	$1,355	$3,072	$—		$91,036	$33,826	$—		$124,862
Cost of revenue	35,639	699	1,313	3,463	(h)	41,114	10,729	1,931	(m)	53,774

Gross profit	50,970	656	1,759	(3,463)		49,922	23,097	(1,931)		71,088

Operating expenses:
Research and development	27,180	1,726	4,944	—		33,850	9,619	—		43,469
Sales, general and administrative	22,111	461	4,438	121	(h)	27,131	21,088	369	(m)	48,588
In-process research and development	1,319	—	—	—		1,319	—	—		1,319

Total operating expenses	50,610	2,187	9,382	121		62,300	30,707	369		93,376

Income (loss) from operations	360	(1,531)	(7,623)	(3,584)		(12,378)	(7,610)	(2,300)		(22,288)

Other income (expense), net:
Interest expense	(499)	—	(797)	797	(i)	(499)	(157)	—		(656)
Interest income and other	2,576	59	950	(234	)(j)	3,351	(434)	—		2,917

Total other income (expense), net	2,077	59	153	563		2,852	(591)	—		2,261

Income (loss) before income tax expense	2,437	(1,472)	(7,470)	(3,021)		(9,526)	(8,201)	(2,300)		(20,027)
Income tax expense (benefit)	930	—	—	(706	)(k)	224	368	(99	)(n)	493

Net income (loss)	$1,507	$(1,472)	$(7,470)	$(2,315)		$(9,750)	$(8,569)	$(2,201)		$(20,520)

Net income (loss) per common share, basic	$0.04									$(0.49)

Weighted average shares used in computing basic net income (loss) per common share	40,385			330	(l)			1,592	(o)	42,307

Net income (loss) per common share, diluted	$0.04									$(0.49)
Weighted average shares used in computing diluted net income (loss) per common share	42,566			330	(l)			1,592	(o)	42,307

CAVIUM NETWORKS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(in thousands, except per share data)

	Historical
	For the nine	For the nine
	months ended	months ended
	September 30,	September 30,	Pro forma
	2009	2009	Adjustments for		Pro forma
			Monta Vista
	Cavium	Monta Vista	acquisition		Combined
Net revenue	$69,080	$21,178	$—		$90,258
Cost of revenue	35,520	6,687	1,448	(m)	$43,655

Gross profit	33,560	14,491	(1,448)		46,603

Operating expenses:
Research and development	30,894	7,015	—		$37,909
Sales, general and administrative	19,310	12,362	277	(m)	$31,949
Total operating expenses	50,204	19,377	277		69,858

Income (loss) from operations	(16,644)	(4,886)	(1,725)		(23,255)

Other income (expense), net:
Interest expense	(200)	(120)	—		$(320)
Interest income and other	228	47	—		$275

Total other income (expense), net	28	(73)	—		(45)

Income (loss) before income tax expense	(16,616)	(4,959)	(1,725)		$(23,300)
Income tax expense (benefit)	251	145	(216	)(n)	$180

Net income (loss)	$(16,867)	$(5,104)	$(1,509)		$(23,480)

Net income (loss) per common share, basic	$(0.41)				$(0.55)
Weighted average shares used in computing basic net income (loss) per common share	41,250		1,592	(o)	42,842

Net income (loss) per common share, diluted	$(0.41)				$(0.55)
Weighted average shares used in computing diluted net income (loss) per common share	41,250		1,592	(o)	42,842

CAVIUM NETWORKS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     On December 14, 2009, Cavium Networks, Inc. (the “Company”) completed the acquisition of MontaVista Software, Inc. (“MontaVista”) pursuant to the Agreement and Plan of Merger and Reorganization dated November 6, 2009 as amended by Amendment No. 1 Agreement and Plan of Merger and Reorganization dated December 14, 2009 (the “Merger Agreement”). On December 23, 2008, Cavium Networks, Inc. (“the Company”) completed the acquisition of W&W Communications, Inc. (“W&W”) pursuant to the Agreement and Plan of Merger and Reorganization (“Agreement”) dated November 19, 2008. On August 1, 2008, the Company completed the acquisition of Star Semiconductor Corporation (“Star”), a Taiwan-based company, pursuant to the Asset Purchase Agreement dated July 15, 2008. The acquisitions were accounted for under purchase method of accounting.
     The unaudited pro forma combined condensed balance sheet as of September 30, 2009 is based on the historical financial statements of the Company and MontaVista after giving effect to the acquisition adjustments resulting from the acquisition of MontaVista. The unaudited pro forma combined balance sheet as of September 30, 2009 is presented as if the MontaVista acquisition had occurred on September 30, 2009.
     The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2008 are based on the historical financial statements of the Company for the period then ended, which includes the results of Star subsequent to August 1, 2008 (the acquisition date), W&W subsequent to December 23, 2008 (the acquisition date), Star’s historical financial statements for the period January 1, 2008 through August 1, 2008, W&W’s historical financial statements from January 1, 2008 through December 23, 2008, and MontaVista’s historical financial statements for the year then ended after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2009 are based on the historical financial statements of the Company for the period then ended and MontaVista’s historical financial statements for the period then ended after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statement of operations is presented as if the Star, W&W and MontaVista acquisitions had occurred on January 1, 2008.
(i)	Star maintains its accounting records and prepares its financial statements in New Taiwan (“NT”) dollars under Republic of China (“ROC”) GAAP. The US GAAP balances were derived from US GAAP adjustment and translations. For detail balance in NT dollars and US GAAP adjustments, please refer to Form 8-K/A filed on October 17, 2008 (No. 001-33435).
2. MONTAVISTA ACQUISITION
     On December 14, 2009, the Company completed the acquisition of MontaVista. Pursuant to the Merger Agreement, the Company paid approximately $11.0 million in cash and issued 1,592,196 common shares of the Company’s Common Stock valued at approximately $34.3 million based on the Company’s December 14, 2009 closing stock price per share. Included in the purchase price was approximately $1.1 million in cash and 160,000 shares of the Company’s common stock that were placed in escrow for a limited period after closing in order to indemnify the Purchasers for certain matters, including breaches of representations and warranties and covenants made by MontaVista in the Merger Agreement.
     The Company accounted for this business combination by applying the acquisition method, and accordingly, the estimated purchase price was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase price over the net tangible and identifiable intangible assets and liabilities was recorded as goodwill. Upon completion of the fair value assessment after the acquisition, the Company anticipates that the final purchase price allocation will differ from the preliminary allocation outlined below. The purchase price allocation will be finalized in 2010.

Amount
(in thousands)
Total fair value of consideration transferred is estimated as follows:
Cash consideration	$10,978
Value of Cavium’s common stock issued	34,296

Total	$45,274

The preliminary allocation of purchase price based on estimated fair values (in thousands):

Net tangible assets (liabilities)	$(1,290)
Identifiable intangible assets
Existing technology	1,295
Subscriber base	10,420
Customer contracts and relationships	2,212
Tradename and trademarks	913
Goodwill	31,724

Total purchase price	$45,274

     The fair value of the subscriber base as well as the customer contracts and related relationships were determined based on an income approach using the discounted cash flow method. A discount rate of 12.0% was used to value the subscriber base as well as the customer contracts and related relationships. In each case, the discount rate was estimated using a discount rate based on the implied rate of return of the transaction, adjusted for the specific risk profile of each asset. The remaining useful life of the subscriber base as well as the customer contracts and related relationships were estimated based on projected customer attrition and new customer acquisition, and the pattern of projected economic benefit of the asset.
     The fair values of the existing technology and the trade name / trademarks were determined using a variation of the income approach known as the profit allocation method. To estimate the fair value of the existing technology an estimated savings in profit was determined using a 3.0% profit allocation rate and a 12.0% discount rate. The remaining useful life for the existing technology was based on historical product development cycles, the projected rate of technology attrition, and the pattern of projected economic benefit of the asset. To estimate the fair value of the trade name / trademarks an estimated savings in profit was determined using a 1.0% profit allocation rate and a 14.0% discount rate. The remaining useful life for the trade name / trademarks was determined based on the future economic benefit expected to be received from the asset. In each case, the discount rate was estimated using a discount rate based on the implied rate of return of the transaction, adjusted for the specific risk profile of each asset.
     Of the total purchase price, $31.7 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed and goodwill is not deductible for tax purposes. The acquisition of MontaVista is intended to complement Company’s broad portfolio of multi-core processors to further enhance the Company’s product offerings. These new opportunities, among other factors were the reasons for the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that the Company determines that the value of goodwill has become impaired, the Company will record an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made.
(3) PRO FORMA ADJUSTMENTS
     The unaudited pro forma combined condensed balance sheets and statements of operations give effect to the following pro forma adjustments:
(a) To record the payment of the cash portion of the MontaVista merger consideration of approximately $11.0 million.

(b) To record the fair value of identifiable intangible assets and goodwill resulting from the MontaVista acquisition (see footnote 2 above)

(c) To record direct acquisition costs of approximately $1.5 million related to the acquisition of MontaVista. The amount also includes retention related payments of approximately $6.0 million as defined in the Merger Agreement.

(d) To adjust MontaVista’s deferred revenue to fair value, representing the legal performance obligations under MontaVista’s existing contracts.

(e) To eliminate MontaVista’s warrant liability upon conversion of related warrants.

(f) To eliminate MontaVista’s historical redeemable convertible preferred stock, common stock, additional paid-in capital, accumulated comprehensive loss and accumulated deficit of approximately $9.2 million.

(g) To record the issuance of approximately 1,592,196 shares of the Company’s common stock valued at approximately $34.3 million based on the Company’s December 14, 2009 closing stock price per share.

(h) To record amortization expense for the year ended December 31, 2008 related to acquired intangibles resulting from the Star and W&W acquisitions.

(i) To adjust interest expense for the year December 31, 2008, which was related to W&W’s note that was repaid as part of the acquisition.

(j) To adjust interest income to reflect cash paid to repay W&W’s note of approximately $8.4 million. The interest income was based on an estimated annual interest rate of 2.84% for the year ended December 31, 2008, which was based on the Company’s historical rate on its interest-bearing cash balance for the year 2008.

(k) To record the income tax benefit related to the Star and W&W acquisitions

(l) To adjust the weighted average shares used in computing basic and diluted net income (loss) per share for the number of shares issued in connection with the W&W acquisition

(m) To record amortization expense for the year ended December 31, 2008 and for the nine months ended September 30, 2009, related to acquired intangibles resulting from the MontaVista acquisition as follows (in thousands):

			Expense for the	Expense for the nine
		Estimated useful	twelve months ended	months ended
Intangible Assets	Estimated fair value	life (in years)	December 31, 2008	September 30, 2009

Existing technology	$1,295	5.0	$259	$194
Subscriber base	10,420	7.0	1,489	1,117
Customer contracts and relationships	2,212	6.0	369	277
Tradename and trademarks	913	5.0	183	137

Total	$14,840		$2,300	$1,725

(n) To record the income tax benefit related to the MontaVista acquisition.

(o) To adjust the weighted average shares used in computing basic and diluted net income (loss) per share for the number of shares issued in connection with the MontaVista acquisition